Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$14,148,690
Unrealized Gain (Loss) on Market Value of Commodity Futures	442,150
Dividend Income	10,601
Interest Income	2,627
ETF Transaction Fees	1,750
Total Income (Loss)	$14,605,818

Expenses
General Partner Management Fees	$80,131
Professional Fees	17,787
Brokerage Commissions	1,762
Directors' Fees and insurance	4,237
NYMEX License Fee	2,003
SEC & FINRA Registration Expense	12,865
Total Expenses	$118,785
Net Income (Loss)	$14,487,033

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/22	$148,150,086
Withdrawals (550,000 Shares)	(20,206,669)
Net Income (Loss)	14,487,033

Net Asset Value End of Month	$142,430,450
Net Asset Value Per Share (3,850,000 Shares)	$36.99

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596